UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 30, 2010

KEMET Corporation

(Exact Name of Registrant As Specified In Charter)

Delaware	0-20289	57-0923789
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2835 Kemet Way, Simpsonville, SC 29681

(Address of Principal Executive Offices, including  Zip Code)

(864) 963-6300

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                       Entry into Material Definitive Agreements.

On September 30, 2010, KEMET Electronics Corporation (“KEC”) and KEMET Electronics Marketing (S) Pte Ltd. (“KEMET Singapore”) (each a “Borrower” and, collectively, the “Borrowers”) entered into a Loan and Security Agreement (the “Loan and Security Agreement”), with Bank of America, N.A, as the administrative agent and the initial lender. The Loan and Security Agreement provides a $50 million revolving line of credit, which is bifurcated into a U.S. facility (for which KEC is the Borrower) and a Singapore facility (for which KEMET Singapore is the Borrower).  The size of the U.S. facility and Singapore facility can fluctuate as long as the Singapore facility does not exceed $30 million and the total facility does not exceed $50 million.  A portion of the U.S. facility and of the Singapore facility can be used to issue letters of credit.  The facilities expire on September 30, 2014.

Revolving loans may be used to pay fees and transaction expenses associated with the closing of the credit facilities, to pay obligations outstanding under the Loan and Security Agreement and for working capital and other lawful corporate purposes of KEC and KEMET Singapore.  Borrowings under the U.S. and Singapore facilities are subject to a borrowing base.  The borrowing base consists of:

• in the case of the U.S. facility, (A) 85% of KEC’s accounts receivable that satisfy certain eligibility criteria plus (B) the lesser of $4 million and 40% of the net book value (on a first-in, first-out basis) of inventory of KEC that satisfies certain eligibility criteria plus (C) the lesser of $3 million and 70% of the net orderly liquidation percentage of the appraised value of equipment that satisfies certain eligibility criteria less (D) certain reserves, including certain reserves imposed by the administrative agent in its permitted discretion; and

• in the case of the Singapore facility, (A) 85% of KEMET Singapore’s accounts receivable that satisfy certain eligibility criteria less (B) certain reserves, including certain reserves imposed by the administrative agent in its permitted discretion.

Interest is payable on borrowings monthly at a rate equal to the London Interbank Offer Rate (“LIBOR rate”) or the base rate, plus an applicable margin, as selected by the Borrower. Depending upon the fixed charge coverage ratio of KEMET Corporation and all of its subsidiaries on a consolidated basis as of the latest test date, the applicable margin under the U.S. facility varies between 3.00% and 3.50% for LIBOR rate advances and 2.00% and 2.50% for base rate advances, and under the Singapore facility varies between 3.25% and 3.75% for LIBOR rate advances and 2.25% and 2.75% for base rate advances.

The base rate is subject to a floor that is 100 basis points above the LIBOR rate.

An unused line fee is payable monthly in an amount equal to 0.75% of the sum of the average daily unused portion of the facilities during any month; provided, that such percentage rate is reduced to (a) 0.50% per annum for any month in which the average daily balance of the facilities is greater than 33.3% of the total revolving commitment and less than 66.6% of the total revolving commitment, and (b) 0.375% per annum for any month in which the average daily balance of the facilities is greater than or equal to 66.6% of the total revolving commitment. A customary fee is also payable to the administrative agent on a quarterly basis.

KEC’s ability to draw funds under the U.S. facility and KEMET Singapore’s ability to draw funds under the Singapore facility is conditioned upon, among other matters:

• the absence of the existence of a Material Adverse Effect (as defined in the Loan and Security Agreement);

• the absence of the existence of a default or an event of default under the Loan and Security Agreement; and

• the representations and warranties made by KEC and KEMET Singapore in the Loan and Security Agreement continuing to be correct in all material respects;

The parent corporation of KEC - KEMET Corporation - and the direct and indirect domestic subsidiaries of KEC (collectively, the “Guarantors”) guaranty the U.S. facility obligations and the U.S. facility obligations are secured by a lien on substantially all of the assets of KEC and the Guarantors (other than assets that secure KEMET Corporation’s 10 1/2% Senior Notes due 2018). The collection accounts of the Borrowers and Guarantors are subject to a daily sweep into a concentration account and the concentration account will become subject to full cash dominion in favor of the administrative agent (i) upon an event of default, (ii) if for five consecutive business days, aggregate availability of all facilities has been less than the greater of (A) 15% of the aggregate revolver commitments at such time and (B) $7,500,000, or (iii) if for five consecutive business days, availability of the U.S. facility has been less than $3,750,000 (each such event, a “Cash Dominion Trigger Event”).

KEC and the Guarantors guaranty the Singapore facility obligations.  In addition to the assets that secure the U.S. facility, the Singapore obligations are also secured by a pledge of 100% of the stock of KEMET Singapore and a charge on substantially all of KEMET Singapore’s assets.  Within 90 days after the closing date, KEMET Singapore’s bank accounts will be transferred over to Bank of America and upon a Cash Dominion Trigger Event will become subject to full cash dominion in favor of the administrative agent.

A fixed charge coverage ratio of at least 1.1:1.0 must be maintained as at the last day of each fiscal quarter ending immediately prior to or during any period in which any of the following occurs and is continuing until none of the following occurs for a period of at least forty-five consecutive days:  (i) an event of default, (ii) aggregate availability of all facilities has been less than the greater of (A) 15% of the aggregate revolver commitments at such time and (B) $7,500,000, or (iii) availability of the U.S. facility has been less than $3,750,000.  The fixed charge coverage ratio tests the EBITDA and fixed charges of KEMET Corporation and all of its subsidiaries on a consolidated basis.

In addition, the Loan and Security Agreement includes negative covenants that, subject to exceptions, limit the ability of KEMET Corporation and its direct and indirect subsidiaries to, among other things:

• incur additional indebtedness;

• create liens on assets;

• make capital expenditures;

• engage in mergers, consolidations, liquidations and dissolutions;

• sell assets (including pursuant to sale leaseback transactions);

• pay dividends and distributions on or repurchase capital stock;

• make investments (including acquisitions), loans, or advances;

• prepay certain junior indebtedness;

• engage in certain transactions with affiliates;

• enter into restrictive agreements;

• amend material agreements governing certain junior indebtedness; and

• change its lines of business.

The Loan and Security Agreement includes certain customary representations and warranties, affirmative covenants and events of default, which are set forth in more detail in the Loan and Security Agreement.

The foregoing summary is qualified in its entirety by reference to the Loan and Security Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The Loan and Security Agreement contains representations and warranties that the parties made to and solely for the benefit of the express parties thereto.

Item 2.03        Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 is hereby incorporated by reference to this Item 2.03.

Item 8.01                          Other Events.

The information provided in Item 1.01 is hereby incorporated by reference to this Item 8.01.

Item 9.01                          Financial Statements and Exhibits.

(d)                                 Exhibits

The list of exhibits in the Exhibit Index to this report is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KEMET Corporation

/s/ R. James Assaf
Date: October 5, 2010	R. James Assaf
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1

Loan and Security Agreement, dated as of September 30, 2010, by and among KEMET Electronics Corporation, KEMET Electronics Marketing (S) Pte Ltd., and Bank of America, N.A., as agent and Banc of America Securities LLC, as lead arranger and bookrunner.